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[SUNAMERICA LOGO]


December 30, 2011


Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Madam/Sir:

Referring to this Registration Statement on behalf of FS Variable Separate Account (the "Separate Account") and the Registration Statement on Form N-4 filed January 3, 2012 (the "Registration Statement") on behalf of the Separate Account and having examined and being familiar with the Articles of Incorporation and By-Laws of The United States Life Insurance Company in the City of New York ("US Life"), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

     1) US Life is a duly organized and existing stock life insurance company under the laws of the State of New York;

     2) the Separate Account is a duly organized and existing separate account of First SunAmerica Life Insurance Company ("First SunAmerica"). On December 31, 2011 and in conjunction with the merger of US Life and First SunAmerica, FS Variable Separate Account will be transferred to and will become a separate account of US Life under New York law;

     3) the annuity contracts being registered by the Registration Statement will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of US Life, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am admitted to the bar in the State of Texas, and I do not express any opinion as to the laws of any other jurisprudence.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements on Form N-4 of the Separate Account.


Very truly yours,

/s/ Lauren W. Jones

Lauren W. Jones
Chief Counsel - Business Lines and Assistant Secretary
The United States Life Insurance Company in the City of New York